UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2008

General Electric Company

(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut	06828-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

General Electric Company (the “Company”) announced on October 1, 2008 that it has agreed to issue and sell, and Berkshire Hathaway Inc. has agreed to purchase from the Company, (i) shares of 10% cumulative perpetual preferred stock having an aggregate liquidation value of $3.0 billion, and (ii) a warrant to purchase 134.8 million shares of voting common stock for an aggregate purchase price of approximately $3.0 billion in cash. The preferred stock will be redeemable at the Company’s option after three years, in whole or in part, at a price of 110% of liquidation value. The warrant will be exercisable at the holder’s option at any time and from time to time, in whole or in part, for five years at an exercise price of $22.25 per share of the Company’s common stock.

Attached as Exhibit 99.1 to this Report and incorporated herein by reference is a discussion of certain risks associated with the Company’s operations.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Description

99.1	Risk factors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: October 1, 2008	/s/ Michael R. McAlevey
Michael R. McAlevey
Vice President, Chief Corporate, Securities and Finance Counsel

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